Exhibit 10.21

Execution Version

INTEREST PURCHASE AGREEMENT

This Interest Purchase Agreement (the “Agreement”), dated as of January 10, 2020, is by and between Trinity Capital Inc., a Maryland corporation (“Buyer”), Steven L. Brown (individually and in his capacity as the management member of the Company (as defined below) (in such capacity, the “Managing Member”), Kyle Brown, Gerald Harder and Ron Kundich (collectively “Sellers”).

Recitals:

WHEREAS, Buyer is a corporation organized under the Maryland General Corporation Law (the “MGCL”) and is wholly owned by Steven L. Brown (“Stockholder”), who currently owns all of the issued and outstanding shares of common stock, par value $0.001 per share, of Buyer (“Common Stock”);

WHEREAS, Sellers collectively own all of the issued and outstanding limited liability company membership interests (collectively, the “Interests”) of Trinity Capital Holdings LLC (“Holdco”), a limited liability company organized under the Delaware Limited Liability Company Act (as amended, the “DLLCA”) and operated in accordance with the terms set forth in that certain Limited Liability Company Agreement of Holdco dated as of November 7, 2018 (such agreement, as amended from time-to-time, the “Operating Agreement”);

WHEREAS, Buyer desires to purchase from the Sellers, and Sellers desire to sell to the Buyer, all of the Interests on the terms, and subject to the conditions, set forth herein (the “Interest Purchase”);

WHEREAS, by his execution of this Agreement, the Managing Member hereby consents to the admission of Buyer as a Member (as defined in the operating Agreement) of the Company, effective as of the closing contemplated by this Agreement;

WHEREAS, following the closing of the Interest Purchase and related transactions, Buyer intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, it is contemplated that the issuance of Common Stock by Buyer to the Sellers pursuant to this Agreement will not be subject to the registration requirements contained in the Securities Act of 1933, as amended (the “Securities Act”); and

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and subject to and on the terms and conditions set forth herein, the parties hereby agree as follows:

Execution Version

ARTICLE I
THE INTEREST PURCHASE

Section 1.1 The Interest Purchase. At the Closing (as defined below), Buyer will purchase and assume, and Sellers shall sell and assign, all of Sellers’ right, title and interest in and to the Interests, free and clear of all liens.

Section 1.2 Purchase Price.

(a)            The aggregate consideration payable to the Sellers in exchange for the Interests (collectively, the “Purchase Price”) will be (i) 533,333 Shares of newly issued shares of Common Stock, and (ii) $2.0 million in cash. For these purposes, the Common Stock will be valued at $15.00 per share (the “Per-Share Price”); provided however, that no fraction of a share of Common Stock will be issuable, and any such fraction shall be payable in cash in accordance with Section 1.2(d) below.

(b)           Each Seller will be entitled to receive its pro rata share of the Purchase Price, as set forth on Exhibit A.

(c)           The cash portion of the Purchase Price to which a Seller is entitled is referred to as the “Cash Portion.” The stock portion of the Purchase Price to which a Seller is entitled is referred to as the “Stock Portion.”

(d)           For the avoidance of doubt, no fraction of a share of Common Stock shall be issued to a Seller, and Exhibit A reflects a cash payment in an amount equal (i) to the fraction of a share of Common Stock to which the relevant Seller would otherwise have been entitled, multiplied by (ii) the Per Share Price. The payment of cash to the Sellers in lieu of fractional shares of Common Stock is not separately bargained for consideration and is being made solely for the purpose of saving Buyer the expense and inconvenience of issuing and transferring fractional shares of Common Stock.

ARTICLE II
CLOSING

Section 2.1 Closing; Effective Time. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Eversheds Sutherland (US) LLP, 700 Sixth Street, N.W., Washington, DC 20001 at such time as Buyer determines. The Interest Purchase shall become effective at the time (the “Effective Time”) at which the Closing occurs.

Section 2.2 Closing Deliveries. Contemporaneously with the Closing:

(a)	Buyer shall deliver to each Seller the Cash Portion and Stock Portion of the Purchase Price to which such Seller is entitled; and

Execution Version

(b)	each Seller and Buyer shall execute and deliver an assignment and assumption agreement in mutually agreed form in order to effect the sale and assignment of the Interests by the relevant Seller to, and purchase and assumption of the Interests by, Buyer.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

OF BUYER

Buyer hereby represents and warrants to Sellers as follows:

Section 3.1 Organization and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, with full corporate power and authority to conduct its business as it is now being conducted.

Section 3.2 Authority. This Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors.

Section 3.3 Valid Issuance of Shares. The Shares to be issued hereunder have been duly and validly authorized, and will be duly and validly issued, fully paid and nonassessable when issued in exchange for the Interests pursuant to this Agreement, and will be free of any restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and any agreement entered into, or to be entered into, by any Seller with respect to the Shares to be received by it.

Section 3.4 No Conflict. Subject to receipt of the consents and approvals referred to in the following sentence, neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) conflict with the Articles of Amendment and Restatement or Bylaws of Buyer as in effect immediately prior to the Effective Time, (ii) conflict with any legal requirement or order of any court or governmental authority to which Buyer is subject, or (iii) breach any provision of any material contract to which Buyer is a party, except in the case of the foregoing (ii) or (iii) to the extent such conflict or breach would not, individually or in the aggregate, have a material adverse effect on Buyer or its ability to consummate the Interest Purchase and the other transactions contemplated hereby. Except for the approval of the Board of Directors (which approval has already been obtained), Buyer is not required to obtain any consent or approval from any person in connection with the execution and delivery of this Agreement or the consummation of the Interest Purchase or the other transactions contemplated by this Agreement.

Execution Version

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, severally and not jointly, hereby represents and warrants to Buyer as follows:

Section 4.1 Ownership of Interests. Seller owns the Interests set forth opposite Seller’s name on Exhibit A, free and clear of all liens.

Section 4.2 Authority. Seller has all legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed by Seller and, when assuming the due execution and delivery of this Agreement by the other parties hereto, will constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

Section 4.3 No Conflict. Subject to receipt of the consents and approvals referred to in the following sentence, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) conflict with any legal requirement or order of any court or governmental authority to which Seller is subject, (ii) breach any provision of any material contract to which Seller is a party, except in the case of the foregoing (ii) to the extent such conflict or breach would not, individually or in the aggregate, have a material adverse effect on Seller’s ability to consummate the transactions contemplated hereby. Except for the approval of Manager (which approval has already been obtained) regarding admission of Buyer as a member of Holdco, Seller is not and will not be required to obtain any consent or approval from any person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.3 Private Offering; Registration Rights; Lock-Up. Seller is an “Accredited Investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Seller has received and reviewed to its satisfaction the Confidential Preliminary Offering Memorandum of Buyer and the Registration Rights Agreement between Buyer and certain of its shareholders, including the “lock up” provisions contained therein. The Shares will be acquired by Seller for its own account, not as a nominee or agent, and not with a view to or in connection with the public sale or public distribution of any part thereof, without prejudice, however, to Seller’s right at all times to sell or otherwise dispose of all or any part of the Shares at any time following expiration of the lock-up provisions of the Registration Rights Agreement pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption from such registration available under the Securities Act and other applicable state securities laws. Seller is not acting as an agent, representative, intermediary, nominee, derivative counterparty or in a similar capacity for any other Person, nominee account or beneficial owner, whether a natural person or entity. Seller further understands that each certificate representing the Shares shall be stamped or otherwise imprinted with a legend referencing such restrictions.

Execution Version

ARTICLE V
CONDITIONS TO CLOSING

Section 5.1 Conditions to Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions (which may be waived in writing, in whole or in part, by the Sellers):

(a)           Representations and Warranties. The representations and warranties of Buyer in Article III must be true and correct in all material respects immediately prior to the Closing.

(b)           Performance of Obligations. Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

Section 5.2 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions (which may be waived in writing, in whole or in part, by Buyer):

(a)           Representations and Warranties. The representations and warranties of each Seller in Article IV must be true and correct in all material respects immediately prior to the Closing.

(b)           Performance of Obligations. Each Seller shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

ARTICLE VI
GENERAL PROVISIONS

Section 6.1 Cooperation. Each of Buyer and each Seller shall cooperate with each other and take such actions as may be reasonably necessary or appropriate to effect the transactions contemplated by this Agreement.

Section 6.2 Survival. None of the representations and warranties, nor any covenant to be performed prior to the Effective Time, set forth herein, shall survive the Effective Time.

Section 6.3 Termination; Abandonment. (a) Prior to the Effective Time, by written notice, this Agreement may be terminated by Sellers, as a group, on the one hand, or Buyer (acting through the Board of Directors), on the other hand, if the Closing has not occurred on or before March 31, 2020.

(b)           Anything herein to the contrary notwithstanding, this Agreement may be abandoned and terminated at any time prior to the Effective Time, regardless of whether the requisite consents and approvals have been obtained, by mutual consent of Sellers and Buyer (by a vote of the Board of Directors), which mutual consent is set forth in a written instrument signed by each Seller and a duly authorized officer of Buyer.

Execution Version

Section 6.4 Waiver. No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any privilege, right or power hereunder preclude further exercise of any other privilege, right or power hereunder.

Section 6.5 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements between the parties with respect to its subject matter. Subject to applicable law, this Agreement may be amended at any time prior to the Effective Time, regardless of whether the requisite consents and approvals have been obtained, by mutual consent of Sellers and Buyer (by a vote of the Board of Directors) which mutual consent is set forth in a written instrument signed by each Seller and a duly authorized officer of Buyer. Without in any way limiting the foregoing, to the extent permitted by applicable law, this Agreement shall be amended by the parties if required by the United States Securities and Exchange Commission to comply with any provision of the 1940 Act.

Section 6.6 Assignment; Binding Effect; No Third Party Beneficiaries. To the fullest extent permitted by law, this Agreement may not be assigned by any party without the prior written consent of the other party. Subject to the foregoing, this Agreement will be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right under or with respect to this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 6.6.

Section 6.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.

Section 6.8 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without regard to the conflict of law provisions thereof.

Section 6.9 Construction. The parties hereto intend that the language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and, to the fullest extent permitted by law, intend that rules of construction to the effect that any ambiguities are to be resolved against the drafting party will not be available in the interpretation of this Agreement.

Section 6.10 Execution of Agreement; Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Section 6.11 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and must be delivered (i) personally, (ii) by facsimile with confirmation of transmission by the transmitting equipment, or (iii) by certified or registered mail (postage prepaid, return receipt requested), and will be deemed given when so delivered personally or by facsimile, or if mailed, three (3) days after the date of mailing, to the addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

Execution Version

If to Sellers:

c/o Trinity Capital Holdings, LLC

3075 West Ray Road

Suite 525

Chandler, AZ 85226

Phone: (480) 374-5350

Contact: Steven L. Brown

Email: trincap@trincapinvestment.com

If to Buyer:

Trinity Capital Inc.

3075 West Ray Road

Suite 525

Chandler, AZ 85226

Phone: (480) 374-5350

Contact: Steven L. Brown

Email: trincap@trincapinvestment.com

Execution Version

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER:

TRINITY CAPITAL INC.
a Maryland corporation

By:	/s/ Steven L. Brown
Name:	Steven L. Brown
Its:	Chief Executive Officer

SELLERS:

/s/ Steven L. Brown
Steven L. Brown

/s/ Kyle Brown
Kyle Brown

/s/ Gerald Harder
Gerald Harder

/s/ Ron Kundich
Ron Kundich

[Signature page – Trinity Holdings interest purchase agreement]

Execution Version

Exhibit A

Percentage Interests; Rights to Consideration

	Percentage	Aggregate	Stock	Stock	Cash
	Interest	Consideration	Consideration	Consideration	Consideration
	(%)	($ value)	(shares)*	($ value)	($)
Steve Brown	60.00%	6,000,000	320,000	4,800,000.00	1,200,000.00
Kyle Brown	30.00%	3,000,000	160,000	2,400,000.00	600,000.00
Gerald Harder	5.00%	500,000	26,666	399,990.00	100,010.00
Ron Kundich	5.00%	500,000	26,666	399,990.00	100,010.00

Total	100.00%	10,000,000.00	533,332	7,999,980.00	2,000,020.00

* excludes fractional shares